UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012 (March 5, 2012)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 6, 2012, American Realty Capital Healthcare Trust, Inc. (the “Company”), through its sponsor, American Realty Capital V, LLC (the “Sponsor”), closed the acquisition of one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation (“UWMF”) located in Monona, Wisconsin. UWMF is a subsidiary of University of Wisconsin Medical System. The builder and seller of the property is Yahara Creek, LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The purchase price of the property was $9.2 million at a capitalization rate of 8.0% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). The Company funded the acquisition, exclusive of closing costs, of the property with (a) net proceeds from its ongoing public offering of approximately $6.9 million and (b) $2.3 million of proceeds received from an unaffiliated third-party joint venture partner in exchange for a minority interest in the entity, which is majority-owned and controlled by the Company's operating partnership that owns the property. On March 7, 2012, the Company entered into a $5.0 million loan agreement with Aviva Life and Annuity Company to provide post-acquisition financing for the University of Wisconsin Medical Center building, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The building was completed in September 2011 and contains 31,374 rentable square feet. The property serves as a clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients.

The property is 100% leased to UWMF. The lease has a ten year term commencing in October 2011 and expires in September 2021, with fixed annual rental escalations of 2.0%. The lease is net whereby the Company is responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease does contain a renewal option. The annualized straight-line rent for the property will be approximately $730,000.

A copy of the press release announcing the acquisition of the property is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 7, 2012, the Company, through a wholly owned subsidiary of its operating partnership, entered into a loan agreement with Aviva Life and Annuity Company, under which the Company borrowed approximately $5.0 million, in connection with the acquisition of the property. The loan is evidenced by a promissory note secured by a mortgage on the property. The loan bears interest at a per annum fixed rate of 3.94%. The loan matures in April 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan may be prepaid from time to time and at any time, in whole or in part, after April 5, 2014, with a prepayment premium equal to the greater of: (a) 1% of the outstanding principal balance of the loan; and (b)(i) the sum of (A) present value of the scheduled monthly payments of principal and interest from the date of such prepayment to the maturity date and (B) the present value of the amount of principal and interest on the maturity date assuming all monthly payments of principal and interest were paid when due, less (ii) the outstanding principal loan balance as of the date of prepayment. The loan may be prepaid 90 days prior to the maturity date with no prepayment premium.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2012, William M. Kahane resigned as President and Chief Operating Officer of the Company, as a result of Mr. Kahane’s appointment as President and Chief Executive Officer of American Realty Capital Trust, Inc. (“ARCT”). On March 1, 2012, ARCT internalized the management to services previously provided by its affiliates and ARCT’s common stock was listed on The NASDAQ Global Select Market. Mr. Kahane will remain as a member of the Board of Directors of the Company.

1

Simultaneous with Mr. Kahane’s resignation, the Board of Directors of the Company appointed Edward M. Weil, Jr., currently the Company’s Executive Vice President and Secretary, as President, Chief Operating Officer and Secretary, effective March 6, 2012, in accordance with the terms of the Company’s Bylaws. Mr. Weil has been Executive Vice President and Secretary of the Company since its formation in August 2010.

Mr. Weil, 44, also was executive vice president of the Company’s advisor and property manager from their formation in August 2010 and became president, chief operating officer and secretary of the Company’s advisor and property manager in March 2012. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, a broker-dealer registered with FINRA, since December 2010. Mr. Weil also was the executive vice president and secretary of ARCT and executive vice president of the ARCT advisor and the ARCT property manager from their formation in August 2007 through February 2012.  Mr. Weil has also been executive vice president and secretary of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009 and executive vice president of the NYRR property manager and the NYRR advisor since their formation in November 2009. Mr. Weil also was executive vice president and secretary of American Realty Capital Properties, Inc. (“ARCP”) from its formation in December 2010 through February 2012 and executive vice president and secretary of its advisor from its formation in November 2010 through February 2012. Mr. Weil became president, chief operating officer, secretary and treasurer and a director of ARCP and president, chief operating officer, secretary and treasurer of the ARCP manager in March 2012. He also has been executive vice president and secretary of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and executive vice president and secretary of the ARC RCA advisor since its formation in May 2010. Mr. Weil has served as executive vice president and secretary of American Realty Capital III, Inc. (“ARCT III”) since its formation in October 2010, and has served as president, chief operating officer, secretary, treasurer and a director of ARCT III since February 2012. Mr. Weil served as executive vice president and secretary of the advisor and property manager for ARCT III since their formation in October 2010 and has served as president, chief operating officer, secretary and treasurer since March 2012. Mr. Weil also was executive vice president and secretary of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) from its formation in September 2010 through February 2012 and executive vice president and secretary of its advisor and property manager from their formation in September 2010 through February 2012. Mr. Weil became president, chief operating officer, secretary, treasurer and a director of ARC DNAV and president, chief operating officer, secretary and treasurer of the ARC DNAV advisor and property manager in March 2012. From October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited. He was formerly the senior vice president of sales and leasing for American Financial Realty Trust (as well as for its predecessor, American Realty Financial Group) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square-foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. From July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: March 8, 2012	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors